Exhibit 16.1

                      [Lichter, Yu & Associates Letterhead]


                                January 18, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

            We have read the statements made by China Digital Communication Group which we understand will be filed with the Commission pursuant to Item
4.01 of Form 8-K, as part of China Digital's Form 8-K report dated January 18, 2006. We agree with the statements concerning our Firm in such Form 8-K.


                                                Very truly yours,


                                                /s/ Lichter, Yu & Associates
                                                --------------------------------
                                                Lichter, Yu & Associates